UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2026

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Sawgrass Corporate Parkway, Suite 400
Sunrise, Florida	33323
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, NextTrip, Inc. (the “Company”) and Monaco Investment Partners II, LP (the “Lender”) entered into a Line of Credit Agreement, as amended (the “Credit Agreement”). Pursuant to the Credit Agreement, the Lender has made advances to the Company in the aggregate principal amount of $3,000,000 (the “Line of Credit”).

Effective August 25, 2026 (the “Effective Date”), the Company and the Lender entered into an exchange agreement (the “Exchange Agreement”), pursuant to which the Company agreed to (i) increase the Line of Credit by $500,000 (the “Credit Increase” and together with the Line of Credit, the “Advances”) issue and deliver to the Lender such number of shares of the Company’s newly created Series B convertible preferred stock, par value $0.001 (the “Series B Preferred Stock”) equal to the Advances plus all interest accrued thereunder through the Effective Date (the “Outstanding Debt”) divided by, $1,000.00 representing the per share Stated Value of Series B Preferred Stock in exchange for the cancellation of the Outstanding Debt. The Exchange Agreement closed upon the filing of the Series B Certificate of Designation, as discussed below, on August 27, 2026.

The Exchange Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

See Item 5.03 below for a description of the terms of the Series B Preferred Stock, which is incorporated by reference herein.

The Lender is owned and operated by the Company’s chairman of the board of directors, Donald P. Monaco. As such, the transaction was reviewed and approved by the disinterested directors on the Company’s board of directors and the audit committee in accordance with the Nevada corporate law, Nasdaq listing rules, and the Company’s Related Party Transactions Policy.

The foregoing summary of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of the Exchange Agreement attached herein as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”), which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the issuance of the Preferred Shares is hereby incorporated herein by reference.

The Series B Preferred Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and was issued to the Lender in a transaction exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the Series B Preferred Stock constitute, and the shares of Company common stock underlying the preferred shares, when issued upon conversion of the Series B Preferred Stock, will constitute, “restricted securities” within the meaning of Rule 144 under the Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Withdrawal of Predecessor Series B Convertible Preferred Stock

On August 27, 2026, the Company withdrew the certificate of designation for its predecessor series B convertible preferred stock (the “Predecessor Series B Stock”), by filing a Certificate of Withdrawal with the Nevada Secretary of State (the “Certificate of Withdrawal”). There were no shares of preferred stock outstanding under the Predecessor Series B Stock when filed. A copy of the Certificate of Withdrawal is attached hereto as Exhibit 3.1to this Current Report, and is incorporated by reference herein.

Series B Convertible Preferred Stock

On August 27, 2026, in connection with the Exchange Agreement, the Company has filed a Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 4,500 shares of the Company’s preferred stock as Series B Preferred Stock.

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The terms and conditions set forth in the Series B Certificate of Designation are summarized below:

Ranking. The Series B Preferred Stock will rank pari passu to the Company’s existing preferred shares and prior to the holders of the Company’s Common Stock and any other series of capital stock ranking junior to the Preferred Shares.

Dividends. From and after the first date of issuance of any Series B Preferred Stock, each holder of Series B Preferred Stock (the “Holder”) shall be entitled to receive and the Company shall pay, beginning January 2, 2027 and the first day of each subsequent calendar quarter thereafter, dividends which shall be computed on the basis of a 360-day year (the “Quarterly Payment Date”) and the actual number of days elapsed and shall accrue twelve percent (12.0%) per annum, cumulative and compounding, for each share of Series B Preferred Stock. On each Quarterly Payment Date, the Company shall pay the dividends either in cash or in additional shares of Series B Preferred Stock issued at the Stated Value. The form of payment shall be determined by the Company, in its sole discretion, at each Quarterly Payment Date.

Voting. Except as otherwise provided herein or as required by the Nevada Revised Statutes, the Series B Preferred Stock shall have no voting rights. However, without the affirmative vote of the holders of a majority of the then outstanding Series B Preferred Stock, the Company may not (i) alter or change adversely the powers, preferences or rights given to Series B Preferred Stock or alter or amend the Certificate of Designation in any manner that adversely affects any rights of the holders of the Series B Preferred Stock, (ii) issue further Series B Preferred Stock or increase or decrease the number of authorized shares of Series B Preferred Stock, or (iii) enter into any agreement with respect to the foregoing.

Conversion. At the option of the Holder, each outstanding share of Series B Preferred Stock may be converted to the number of shares of Common stock equal to the quotient obtained by dividing (i) the Stated Value of such share of Series B Preferred Stock plus all accrued and unpaid dividends thereon by (ii) an initial conversion price of $3.88, subject to adjustment under certain limited circumstances and subject to beneficial ownership limitations. The Series B Certificate of Designation contains conversion or exercise limitations which provide that the Company shall not issue or sell any shares of Common Stock pursuant to the conversion of the Series B Preferred Stock, where such conversion would lead to the Holder holding an aggregate number of shares of Common Stock that would exceed 19.99% of the Company’s outstanding shares of Common Stock.

Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of Series B Preferred Stock will be entitled to receive in preference to the holders of Common Stock and any class of capital stock junior to the Series B Preferred Stock an amount per share equal to the Stated Value plus all accrued and unpaid dividends.

Redemption. The Company has the right to redeem all or any portion of the Series B Preferred Stock at a price per share equal to the Stated Value plus all accrued and unpaid dividends.

The foregoing summary of the Series B Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the copy of the Series B Certificate of Designation attached as Exhibit 3.2 to this Current Report, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith

Exhibit Number	Description
3.1	Withdrawal of Certificate of Designation of Series B Preferred Stock.
3.2	Certificate of Designation of Series B Convertible Preferred Stock.
10.1	Exchange Agreement, dated August 25, 2026, by and between the Company and the Lender.
104	Cover page Interactive Data File (embedded within the inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date: August 27, 2026	By:	/s/ William Kerby
	Name:	William Kerby
	Title:	Chief Executive Officer

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